As filed with the Securities and Exchange Commission on May 17, 2018

Registration No. 333-174154

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CAMDEN PROPERTY TRUST
(Exact name of registrant as specified in its charter)

Texas	76-6088377
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11 Greenway Plaza, Suite 2400
Houston, Texas 77046
(713) 354-2500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Camden Property Trust 2011 Share Incentive Plan
(Full title of the plan)

Richard J. Campo
Chairman of the Board and Chief Executive Officer
Camden Property Trust
11 Greenway Plaza, Suite 2400
Houston, Texas 77046
(713) 354-2500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Toni Weinstein
Dentons US LLP
2000 McKinney Avenue, Suite 1900
Dallas, Texas 75201
(214) 647-2488
Facsimile: (214) 259-0910

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer, "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer    ☒                        Accelerated filer         ☐

Non-accelerated filer    ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act    ☐

EXPLANATORY STATEMENT — DEREGISTRATION OF SHARES

Camden Property Trust (the "Company") has filed this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement (this "Post-Effective Amendment") to deregister certain securities issuable under the Camden Property Trust 2011 Share Incentive Plan (the "2011 Plan"), which were originally registered by the Company on a Form S-8 Registration Statement (File No. 333-174154) filed with the Securities and Exchange Commission on May 12, 2011 (the "Prior Registration Statement").

On May 17, 2018 shareholders of the Company approved the Camden Property Trust 2018 Share Incentive Plan (the "2018 Plan").

As of May 17, 2018, there were 2,115,356 common shares of beneficial interest, par value $0.01 per share (the "Common Shares") of the Company, which were authorized to be awarded by the Company under the 2011 Plan but, as of May 17, 2018, were not issued or subject to outstanding awards granted under the 2011 Plan. Accordingly, as a result of the approval of the 2018 Plan, these 2,115,356 Common Shares are no longer available for new awards under the 2011 Plan and will not be issued under the 2011 Plan.

The Company is concurrently filing a separate registration statement on Form S-8 to register 8,213,147 Common Shares for issuance under the 2018 Plan.

Except to the extent specified above, the Prior Registration Statement as previously filed is not amended or otherwise affected by this Post-Effective Amendment thereto.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on May 17, 2018.

CAMDEN PROPERTY TRUST

By:    /s/ Michael P. Gallagher
Michael P. Gallagher
Senior Vice President—Chief Accounting Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Richard J. Campo	Chairman of the Board of Trust Managers and Chief Executive Officer (Principal Executive Officer)	May 17, 2018
Richard J. Campo
/s/ D. Keith Oden	President and Trust Manager	May 17, 2018
D. Keith Oden
/s/ Alexander J. Jessett	Executive Vice President-Finance, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 17, 2018
Alexander J. Jessett
/s/ Michael P. Gallagher	Senior Vice President-Chief Accounting Officer (Principal Accounting Officer)	May 17, 2018
Michael P. Gallagher
/s/ Heather J. Brunner	Trust Manager	May 17, 2018
Heather J. Brunner
/s/ Scott S. Ingraham	Trust Manager	May 17, 2018
Scott S. Ingraham
/s/ Renu Khator	Trust Manager	May 17, 2018
Renu Khator
/s/ William B. McGuire, Jr.	Trust Manager	May 17, 2018
William B. McGuire, Jr.
/s/ William F. Paulsen	Trust Manager	May 17, 2018
William F. Paulsen
/s/ Frances Aldrich Sevilla-Sacasa	Trust Manager	May 17, 2018
Frances Aldrich Sevilla-Sacasa
/s/ Steven A. Webster	Trust Manager	May 17, 2018
Steven A. Webster
/s/ Kelvin R. Westbrook	Trust Manager	May 17, 2018
Kelvin R. Westbrook